                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

            Names of Joint Filers:

            Canaan VIII L.P.
            Canaan Partners VIII LLC

            Address of Joint Filers:

            c/o Canaan Partners
            285 Riverside Avenue, Suite 250
            Westport, CT 06880

            Designated Filer:

            Canaan VIII L.P.

            Issuer and Ticker Symbol:

            Cardlytics, Inc. [CDLX]

            Date of Event:

            February 13, 2018

            Signatures of Joint Filers:

            Canaan VIII L.P.

              By: Canaan Partners VIII LLC, its General Partner

                   By: /s/ Janine MacDonald
                       --------------------------
                       Attorney-in-Fact

            Canaan Partners VIII LLC

                   By: /s/ Janine MacDonald
                       --------------------------
                       Attorney-in-Fact